EXHIBIT 10.31

FIRST AMENDMENT TO CHANGE IN CONTROL
SEVERANCE AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into this 20th day of October, 2008 (the “Effective Date”), by and between INTERLINE BRANDS, INC., a Delaware corporation (“Company”), and Kenneth D. Sweder (“Executive”).

WHEREAS, the Company and the Executive desire to amend the Change in Control Severance Agreement entered into by, and between the parties, dated as of April 30, 2007 (the “Change in Control Agreement”).

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.                                       Section 3(a)(ii) of the Change in Control Agreement is hereby amended by deleting each reference to “one and one-half (1.5)” and replacing it with “one and three-quarters (1.75)”.

2.                                       Section 3(b) of the Change in Control Agreement is hereby amended by deleting the reference to “eighteen (18)” and replacing it with “twenty-one (21)”.

3.                                       Section 8(a)(i) of the Change in Control Agreement is hereby amended to read in its entirety as follows:

“(i)                               For a period ending on the expiration of two years following the termination of Executive’s employment (the “Restricted Period”), Executive will not directly or indirectly, (A) engage in any business for Executive’s own account that competes with the business of the Company as of the date of termination of the Executive’s employment, (B) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company as of the date of termination of the Executive’s employment, (C) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the business of the Company as of the date of termination of the Executive’s employment, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (D) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its Affiliates that are engaged in a business similar to the business of the Company as of the date of termination of the Executive’s employment (the “Company Affiliates”) and customers or suppliers of the Company or the Company Affiliates.”

4.                                       Sections 16 and 17 of the Change in Control Agreement are hereby renumbered as Sections 17 and 18.  A new Section 16 of the Change in Control is hereby added to read in its entirety as follows:

“16.                           Consent to Jurisdiction.  Except as otherwise specifically provided herein, Executive and the Company each hereby irrevocably submits to the exclusive jurisdiction of any state or federal court serving Duval County, Florida over any dispute arising out of or relating to this Agreement.”

5.                                       Except as modified or amended herein, the Change in Control Agreement remains in full force and effect.  Nothing contained herein invalidates or shall impair or release any covenant, condition or stipulation in the Change in Control Agreement, and the same, except as herein modified and amended, shall continue in full force and effect.

6.                                       This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Agreement.  The parties specifically agree that facsimile signatures are acceptable and permitted and shall be considered original and authentic.  Each party executing this Agreement represents that such party has the full authority and legal power to do so.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INTERLINE BRANDS, INC.

By:	/s/ Michael J. Grebe
	Name:	Michael Grebe
	Title:	Chairman & Chief Executive
Officer

EXECUTIVE

By:	/s/ Kenneth D. Sweder
	Name:	Kenneth D. Sweder